EXHIBIT 10.4

VIRGINIA TECH CORPORATE RESEARCH CENTER

LEASE

FUNDAMENTAL LEASE PROVISIONS

Date:	May 15, 2000

Landlord:	Virginia Tech Foundation, Inc.

Tenant:	Lotus Biochemical Corporation

Lease Term:	Commencing June 1, 2000 and expiring May 31, 2001.

Demised Premises:	Area described in Exhibit A attached hereto, in Research Building II, 1861 Pratt Drive, Blacksburg, VA 24060 incorporating Suites 1090 (including 1090-A, B, C, and D) and 2090 (including 2090-A, B, and C), consisting of approximately 2670 Rentable Square Feet. Rentable Square Feet is defined as the Useable Area of the Demised Premises plus 16 percent of the Useable Area as set forth in Article 49. The Demised Premises includes two storage bays (identified on Exhibit A as S-1 and S-2) secured by separate locking metal doors and accessible from the side of Research Building II.

Basic Rent:	Basic Rent for Suites 1090 and 2090 for months 1-12 is Forty-One Thousand Five Hundred Eighteen and 56/100 Dollars ($41,518.56) payable in twelve (12) equal monthly installments of Three Thousand Four Hundred Fifty-Nine and 88/100 Dollars ($3,459.88) in advance, on the first day of each calendar month of the Lease Year, during the lease term. Basic Rent is based on a rate of $15.55 per rentable square foot per year. Additional monthly rent for the two storage bays is Two Hundred and No/100 Dollars ($200.00). The total monthly rental for Suites 1090, 2090 and two storage bays is Three Thousand Six Hundred Fifty-Nine and 88/100 Dollars ($3,659.88).

Address to Send Rent Payments:	Corporate Research Center c/o First National Bank 1872 Pratt Drive, Suite 1125 Blacksburg. VA 24060

Rent Escalations:	For a multi-year lease, rent will be escalated annually, on the lease anniversary date, by the change in the Consumer Price Index as set forth in Article 3.

Security Deposit:	Three Thousand Four Hundred Fifty-Nine and 88/100 Dollars ($3,459.88) to be paid two weeks prior to occupancy.

Landlord’s Address:	1872 Pratt Drive, Suite 1000 Blacksburg, VA 24060

Tenant’s Address:	7335 Lee Highway Radford, Virginia 24141

Improvements by Landlord:	Tenant agrees to take occupancy of Demised Premises as is.

Permitted Use:	Develops and performs research on biopharmaceutical products.

The foregoing Fundamental Lease Provisions are an integral part of this Lease, and each reference in the body of this Lease to any Fundamental Lease Provisions shall be construed to incorporate all of the items set forth above.

ARTICLE 35 - INSURANCE	17

ARTICLE 36 - WAIVER OF SUBROGATION	18

ARTICLE 37 - DEFAULT	18

ARTICLE 38 - LIEN FOR RENT	21

ARTICLE 39 - DEFAULTS BY TENANT ON THIRD PARTY	22

ARTICLE 40 - WAIVER OF DEFAULT	22

ARTICLE 41 - WAIVER OF TRIAL BY JURY	22

ARTICLE 42 - CROSS DEFAULTS	22

ARTICLE 43 - ABANDONMENT	22

ARTICLE 44 - HOLDING OVER	23

ARTICLE 45 - ATTORNEY’S FEES	23

ARTICLE 46 - INTEREST ON PAST DUE OBLIGATIONS	23

ARTICLE 47 - SECURITY DEPOSIT	23

ARTICLE 48 - APPLICATION	23

ARTICLE 49 - MEASUREMENT OF SPACE	24

ARTICLE 50 - LEASE EFFECTIVE UPON EXECUTION	24

ARTICLE 51 - AUTHORITY	24

ARTICLE 52 - INCORPORATION OF PRIOR AGREEMENTS	24

ARTICLE 53 - AMENDMENTS	24

ARTICLE 54 - SEVERABILITY CLAUSE	24

ARTICLE 55 - GENDER	25

ARTICLE 56 - TIME OF THE ESSENCE	25

ARTICLE 57 - BUILDING NAME	25

ARTICLE 58 - BROKERS	25

ARTICLE 59 - ESTOPPEL CERTIFICATE	25

ARTICLE 60 - NOTICES	25

ARTICLE 61 - RECORDING OF LEASE	25

ARTICLE 62 - HEADINGS AND TABLE OF CONTENTS	26

EXHIBIT “A” - DEMISED PREMISES	1

EXHIBIT “B” - BUILDING RULES AND AGREED REGULATIONS	1

EXHIBIT “C” - LEASE APPLICATION	3

EXHIBIT “7(E)” - EQUIPMENT AND CHEMICAL LIST	4

EXHIBIT “28(B)” - ENVIRONMENTAL SITE ASSESSMENT	5

EXHIBIT “32” - DECLARATION OF USES AND RESTRICTIONS	6

ii

LEASE AGREEMENT

THIS LEASE (the “Lease”) is made as of May 15, 2000, between Virginia Tech Foundation, Inc., a Virginia corporation (“Landlord”), and Lotus Biochemical Corporation (“Tenant”).

Landlord and Tenant hereby agree as follows:

ARTICLE 1 - DEMISED PREMISES

In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, approximately 2670 rentable square feet of space, the Demised Premises (as more particularly described on Exhibit A, attached hereto), located in Research Building II, 1861 Pratt Drive, Suites 1090 (including 1090-A, B, C, and D) and 2090 (including 2090-A, B, and C), Blacksburg, VA 24060 (“the Building”), to have and to hold the same for the Lease Term defined herein, unless sooner terminated pursuant to any provision herein, all upon the terms and conditions set forth in this Lease. The Demised Premises includes two storage bays secured by separate locking metal doors and accessible from the side of Research Building II (described on Exhibit A as S-1 and S-2).

ARTICLE 2 - TERM

The term of this Lease (the “Lease Term”) shall commence as of June 1, 2000 (the “Lease Commencement Date”) and shall expire on May 31, 2001, unless such Lease Term shall be sooner terminated or, if appropriate, extended as hereinafter provided. (Subject to current tenant’s consent, Tenant shall be entitled to move into the Demised Premises after the date of this Lease Agreement and prior to June 1, 2000.

A.	The term “Rent Commencement Date” means the earlier of the date on which the Demised Premises are deemed suitable for occupancy by the project architect or the date on which Tenant takes possession of the Demised Premises. In no event shall the Rent Commencement Date be prior to the Lease Commencement Date.

B.	The term “Lease Year” means a period of twelve (12) consecutive calendar months. The first Lease Year of this Lease shall begin on the Rent Commencement Date unless such date is other than the first day of a calendar month, in which event the first Lease Year shall commence on the first day of the calendar month immediately preceding the Rent Commencement Date. Each succeeding Lease Year of this Lease shall commence upon the anniversary of the beginning of the first Lease Year.

ARTICLE 3 - RENT

A.	Beginning with the Rent Commencement Date and continuing through the first Lease Year, Tenant shall pay to Landlord annual rent of Forty-One Thousand Five Hundred Eighteen and 56/100 Dollars ($41,518.56) (“Basic Rent”) plus Two Thousand Four Hundred and No/100 Dollars ($2,400.00) annually for the two storage bays (S-1 and S-2).

B.

Basic Rent shall be adjusted for each Lease Year after the first Lease Year in an amount equal to the Basic Rent due during the previous Lease Year plus an amount representing the percentage increase, if any, in the Consumer Price Index for All Urban Consumers (“CPI-U”) issued by the United States Department of Labor, Bureau of Labor Statistics (or a properly adjusted substitute index if hereafter changed) for the period beginning January 1 and ending December 31 of the previous year. Until the CPI-U becomes available for such period, Landlord shall be entitled to use an estimate of the change in the CPI-U. Adjustments shall be made to reflect the actual increase when it becomes available.

Failure by Landlord to notify Tenant of the amount of a scheduled increase shall not absolve Tenant’s obligation to pay such increase.

C.	Tenant shall pay Basic Rent in equal monthly installments of Three Thousand Four Hundred Fifty-Nine and 88/100 Dollars ($3,459.88) plus monthly rent for the storage bays (S-1 and S-2) of Two Hundred and No/100 Dollars ($200.00). The total monthly rental for Suites 1090, 2090 and the two storage bays is Three Thousand Six Hundred Fifty-Nine and 88/100 Dollars ($3,659.88) to be paid on the first day of each calendar month to the order of Corporate Research Center, c/o FIRST NATIONAL BANK, 1872 PRATT DRIVE, SUITE 1125, BLACKSBURG, VA 24060, or at such other place as Landlord may hereafter specify, without notice, offset, reduction or abatement, except for adjustments expressly permitted by this Lease.

D.	If the Rent Commencement Date is on a day other than the first day of a calendar month, then Tenant shall pay, upon the Rent Commencement Date, the monthly rent described above. At the commencement of the second month of the term, Tenant shall pay the monthly rent described above prorated on a per diem basis with respect to the preceding fractional calendar month beginning on the Rent Commencement Date. All rental payments thereafter will be for a full calendar month and will be in the amount as specified above.

E.	The obligation of Tenant to pay Basic Rent is an independent covenant, and no act or circumstance, whether constituting a breach of this Lease by Landlord or not, shall relieve Tenant of the obligation to pay Basic Rent.

F.	Basic Rent due from Tenant to Landlord hereunder which is not paid within fifteen days after the same is due shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. Such interest is separate and cumulative and is in addition to and shall not diminish or represent a substitute for any or all of Landlord’s rights or remedies under any other provision of this Lease. In addition to such interest, if the monthly rental provided herein is not paid within fifteen (15) days after the same is due, a late charge equal to five percent (5%) of the amount so overdue shall become immediately due and payable by Tenant to Landlord.

G.	No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for rent, additional rent or any other charge shall be deemed to be other than on account of the earliest stipulated rent, additional rent or other charge then due, nor shall any endorsement or statement on a check or letter accompanying any check or payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s rights to recover the balance of such rent, additional rent or other charges or pursue any other remedy in this Lease, at law or in equity.

PART I - OTHER TENANT RESPONSIBILITIES

ARTICLE 4 - DUTY OF CARE FOR DEMISED PREMISES

A.

Tenant will, at Tenant’s own cost and expense, maintain the Demised Premises and all other improvements to the extent covered by this Lease in sound condition and good repair, and shall repair or replace any damage or injury done to the Demised Premises or any part thereof by Tenant or Tenant’s agents, employees, invitees and visitors. If Tenant fails to make such repair or replacements promptly, or within fifteen (15) days of occurrence, to the satisfaction of Landlord, Landlord may, at its option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost thereof on demand. Tenant waives all right to make repairs at the expense of Landlord, or to deduct the cost thereof from Basic Rent. Further, Tenant agrees:

i.	that it will not commit or allow any waste or damage to be committed on any portion of the Demised Premises, and shall, at the termination of this Lease by lapse of time or otherwise, return the Demised Premises to Landlord in as good condition as such Demised Premises were in on the Rent Commencement Date, ordinary wear and tear excepted, and upon termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Demised Premises;

ii.	that any special wiring installed for or by Tenant, including, but not limited to, cable and conduits, shall be removed at Tenant’s expense within seven (7) days of the expiration of this Lease, but only if such removal is requested by Landlord;

iii.	that any improvements, including, but not limited to wall coverings, floor coverings or carpet, paneling, doors and hardware or cabinetry are made to the Demised Premises at Tenant’s expense or under any agreement with Tenant whereby Tenant is given an allowance or rent reduction in exchange for Landlord’s agreement to install or allow to be installed lease improvements shall become the property of Landlord and shall not be removed by Tenant;

iv.	that Tenant shall not lay linoleum, tile, carpet or any other floor covering without Landlord’s prior written approval. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by Tenant.

v.	that all wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of non-strippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

vi.	if Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instruction with respect to their installation.

vii.	that Tenant will be responsible for any damage to the Demised Premises, including carpeting and flooring, as a result of: rust or corrosion of file cabinets, roller chairs, metal objects, or spills of any type of liquid.

viii.	that Tenant shall not alter any lock or access device or install a new or additional lock or access device or any bolt on any door of the Demised Premises without the prior written consent of Landlord. If Landlord consents to such installation, Tenant shall furnish Landlord with a key for any new or additional lock.

B.	Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the Demised Premises, and only those which Landlord believes will not damage the floors, structure and/or freight elevator, may be moved into the Demised Premises. Any damage caused by or resulting from the moving or installing of such articles in the Building or into the Demised Premises or the presence of such articles in the Demised Premises shall be paid for by Tenant, unless otherwise covered by insurance.

ARTICLE 5 - ALTERATIONS

A.	Tenant will not make or allow to be made any alterations, additions and improvements including, but not limited to, painting, in or to the Demised Premises without prior written consent of Landlord, which shall not be unreasonably withheld. Landlord may impose, as a condition to consent, such requirements as Landlord in its sole discretion may deem reasonable or desirable, including, without limiting the generality of the foregoing, requirements as to the manner in which, the time or times at which, and the contractor by whom such work shall be done as well as requiring Tenant to provide a completion bond.

B.	Any alterations, additions, or improvements made to the Demised Premises by Tenant shall be surrendered to Landlord and become the property of Landlord upon termination of this Lease. If prior to termination of this Lease, or within fifteen (15) days thereafter, Landlord so directs by written notice to Tenant, Tenant shall promptly remove any alterations, additions, or improvements, placed in or on the Demised Premises by Tenant that are designated in said notice and shall repair any damage caused by such removal and in default thereof Landlord may effect said removals and repairs at Tenant’s expense. This clause shall not apply to movable non-attached fixtures of Tenant.

C.	All work with respect to alterations, additions, and improvements must be done in a good and workmanlike manner and diligently prosecuted to completion.

D.	Any alterations, additions and improvements shall be completed strictly in accordance with the laws and ordinances relating thereto, and with the requirements of all carriers of insurance on the Demised Premises and the Board of Underwriters, Fire Rating Bureau, or similar organization. Tenant shall obtain, at its sole cost and expense, all required licenses and permits. In performing the work of any such alterations, additions or improvements, Tenant shall have the work performed in such a manner so as not to obstruct the access to the Building of any other tenant.

E.	Before commencing any work or construction in or about the Demised Premises, Tenant shall notify Landlord in writing of the expected date of commencement and completion thereof. Landlord shall have the right at any time and from time to time to post and maintain on the Demised Premises such notices as Landlord deems necessary to protect the Building, the Demised Premises and Landlord from the liens of mechanics, laborers, materialmen, suppliers or vendors.

F.	Tenant has no authority to and shall not create any liens for labor or material on or against the Building, the Demised Premises or any interest therein. Tenant agrees to notify any materialman, supplier, contractor, mechanic, or laborer involved with work on the Demised Premises at Tenant’s request that they must look only to Tenant or Tenant’s other property interests. All materialmen, suppliers, contractors, mechanics and laborers may be put on notice of this Section by the recordation, at Landlord’s option, of a memorandum of this Lease in the Clerk’s Office of the Circuit Court of Montgomery County, Virginia and Tenant shall promptly execute and acknowledge such a memorandum if requested to do so by Landlord. Tenant shall require from any and all materialmen, suppliers, contractors, mechanics, laborers and subcontractors that they deliver to Tenant duly executed waivers of lien with respect to Landlord’s interest prior to the commencement of any work thereon or in the Demised Premises.

G.

Notwithstanding the foregoing, if by reason of any construction, alteration, repair, labor performed, or materials furnished to the Demised Premises for or on behalf of Tenant, any mechanic’s or other lien shall be filed, claimed, perfected or otherwise established as provided by laws against the Building or the Demised Premises, Tenant shall discharge or remove the lien by bonding or otherwise within fifteen (15) days after Tenant receives notice of the filing of same. Nothing contained herein shall authorize Tenant to create any liens for labor or materials on or about Landlord’s interest in the Building or the Demised Premises or any portion thereof.

ARTICLE 6 - NUISANCE

Tenant will conduct its business, and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, interfere with, annoy, or disturb other tenants or Landlord in the management of the Building. Tenant specifically agrees to abide by the following provisions:

A.	Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Demised Premises including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Demised Premises.

B.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord as to time, method, and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with Landlord’s performance of this service for Tenant, and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

C.	The entries, passages, doors, elevators, elevator doors, hallways or stairways shall not be blocked or obstructed. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown into these areas. Such areas shall not be used at any time except for ingress or egress by Tenant, Tenant’s agents, employees, invitees or visitors to or from the Demised Premises.

D.	Plumbing fixtures and appliances shall be used only for the purposes for which they were constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant shall be repaired or replaced at Tenant’s sole cost and expense, and Landlord shall not be responsible therefore.

E.	Tenant will use a number of chemicals and other materials, and the list of those materials will change throughout the Term of the Lease on a daily basis. Tenant has developed Exhibit 6(E) as an estimate of the chemicals and other materials that will be used, but it is understood and agreed that Exhibit 6(E) is a representative list, and not an all-inclusive list. Tenant will update Exhibit 6(E) semiannually during the Term of the Lease to more accurately reflect the chemicals and other materials that have been used on or present in the Demised Premises during the Term of the Lease. Except as set forth in Exhibit 6(E) hereto (which shall be updated semiannually during the Term of the Lease), Tenant shall not place, install or operate in the Demised Premises or in any part of the Building, any engine or machinery, or maintain, use or keep any flammable, explosive, or hazardous material without prior written consent of Landlord.

F.	Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Demised Premises any sign, awnings or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises without first obtaining Landlord’s prior written approval and consent in each instance. Tenant further agrees to maintain any permitted sign, awnings, canopy, decoration, lettering, advertising matter or other thing in good condition at all times.

G.	No sign, poster, placard, picture, name, advertisement or notice, visible from the exterior of the Demised Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on the Demised Premises or any part of the Building without prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of Tenant. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other sign, placard, picture, name, advertisement or notice. All approved signs shall be printed, painted, affixed and inscribed at the expense of Tenant by a person approved by Landlord. All approved signs must be removed by Tenant upon vacating the Demised Premises.

H.	Except as set forth in Exhibit 6(E) hereto (which shall be updated semiannually during the Term of the Lease), no Tenant shall use, keep or permit to be used or kept in the Demised Premises any foul or noxious gas or substance or permit or suffer such Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or interfere in any way with other tenants or those having business therein. Tenant shall not bring or permit to be kept in or about Demised Premises, animals, reptiles, or birds without the prior written consent of Landlord. Tenant shall not permit to be used in or about the Demised Premises or around the Building skateboards, roller-skates, roller-blades, or other such devices. Bicycles brought to the Building must be immediately secured in storage areas provided by Landlord.

ARTICLE 7 - ENTRY FOR REPAIRS AND INSPECTION

Tenant will permit Landlord, or Landlord’s officers, agents, and representatives, the right to enter into and upon all parts of the Demised Premises, at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof and Landlord shall not be liable to Tenant for inconveniences to Tenant’s business when effecting repairs. In the event of an emergency, Tenant hereby grants to Landlord the right to enter the Demised Premises at any time. In addition, Tenant shall permit Landlord or Landlord’s agent and any other person authorized by the same to enter the Demised Premises during the last twelve (12) months of the Lease Term for the purpose of showing the Demised Premises to prospective tenants.

ARTICLE 8 - ENDORSEMENTS

Tenant shall not imply endorsement either by the Virginia Tech Corporate Research Center, Inc., (“VTCRC”) or Virginia Polytechnic Institute and State University (“Virginia Tech”) in any advertisement or solicitation. Specifically, Tenant agrees to include the following statements in all prospectuses or other investment solicitations:

“The location of Lotus Biochemical Corporation in the Virginia Tech Corporate Research Center is not to be construed as an endorsement by the Virginia Tech Corporate

Research Center, Inc., or Virginia Polytechnic Institute and State University, their affiliates, agents or employees, of Lotus Biochemical Corporation or Lotus Biochemical Corporation’s activities.”

Landlord reserves the right to conduct an investigation of Tenant’s activities for the purpose of establishing whether Tenant is an appropriate candidate for occupancy at the Virginia Tech Corporate Research Center (“the Center”), consistent with the mission of the Center. This Lease can be canceled after Landlord gives Tenant 30 days prior written notice in the event that Landlord determines that Tenant is conducting activities which are not consistent with the mission of the Center. The presence of Tenant in the Virginia Tech Corporate Research Center and any other aspect of Tenant’s relationship with the Virginia Tech Corporate Research Center is not to be construed as an endorsement, either expressed or implied, of Tenant or Tenant’s activities by VTCRC or Virginia Tech.

ARTICLE 9 - PERMITTED USE

Tenant shall use the Demised Premises only as detailed in the Permitted Use outlined in the Fundamental Lease Provisions. Use for any other purposes shall be an act of default.

ARTICLE 10 - ADDRESS

Tenant shall use the address stated in this Lease only during its tenancy at the Center. At such time that this Lease expires or is terminated, Tenant agrees to discontinue usage of the address on any printed materials.

ARTICLE 11 - EQUIPMENT

Subject to the security interest granted by Tenant in favor of Landlord hereunder, Tenant shall have the right to remove Tenant’s personal property from the Demised Premises at the termination of the Lease Term, and shall be permitted seven (7) days after the effective date of termination of the term or any renewal or hold-over term within which to accomplish removal, and shall be obligated to repair any damage caused by removal.

PART II - LANDLORD RESPONSIBILITIES

ARTICLE 12 - QUIET POSSESSION

Landlord hereby covenants that Tenant, upon paying Basic Rent as herein provided, and performing all covenants and agreements herein contained, shall and may peacefully and quietly have, hold and enjoy the Demised Premises.

ARTICLE 13 - CONDITION OF PREMISES

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability of either the conduct of Tenant’s business or profession. By taking of possession of the Demised Premises, Tenant shall conclusively establish that the Demised Premises and the Building were in satisfactory condition at such time.

ARTICLE 14 - SERVICES

Provided Tenant is not in default, Landlord agrees to furnish Tenant while occupying the Demised Premises by Landlord the following services at Landlord’s expense:

A.	Water and sewer access at designated common areas of the Building. This specifically excludes water used in any cooling or manufacturing process.

B.	Heating, ventilation, and air conditioning (“HVAC”) in such quantity and of such quality as Landlord determines in its sole discretion is reasonably necessary for Tenant’s comfortable use and enjoyment of the Demised Premises. HVAC shall be operable from the hours of 7: 00 a.m. - 6:00 p.m. on Monday - Friday and the hours of 7:00 a.m. - 1:00 p.m. on Saturdays. No HVAC will be provided on Sundays, on New Year’s Day, Memorial Day, Independence Day, Thanksgiving or Christmas. At all other times, Tenant shall have the capability of pressing an override button to temporarily (two hours in most cases) obtain HVAC services. If Tenant requires constant HVAC services for cooling of equipment, Tenant shall be responsible for installing equipment to achieve this level of service at Tenant’s cost.

C.	Lighting and electric current for fractional horsepower equipment within the Demised Premises will be supplied by Landlord to Tenant at all times. Tenant shall not install any equipment or lights that generate undue amounts of heat or any high-power usage equipment without the prior written consent of Landlord. If Landlord has given its written consent Tenant shall advance on the first day of each month during the Term, the reasonable amount estimated by Landlord as the expense of furnishing electricity for the operation of any such heat generating or high-power usage equipment so installed and the costs (including costs of installation, operation and maintenance) of any supplementary air conditioning necessitated thereby. Further, Landlord may install and operate, at Tenant’s expense, a monitoring/ metering system in the Demised Premises to measure the added demands on electricity, heating, ventilation and air conditioning system resulting from Tenant’s heat generating and high-power equipment usage and after-hours service requirements.

D.	Housekeeping services Landlord reasonably deems to be required.

E.	Electrical lighting for public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard.

F.	Snow and ice removal for the parking lots and sidewalks as Landlord reasonably deems to be required and achievable.

ARTICLE 15 - OTHER AMENITIES AND BENEFITS

A.	KEYS - As of the Rent Commencement Date, Tenant shall be entitled to two keys to any locked door in the Demised Premises and two keys to the exterior door of the Building. For each 200 square feet of space leased, Tenant is entitled to one additional key to the exterior of the Building. Additional keys needed after the commencement of the lease will cost $2.00 per key. Tenant is responsible for returning all keys to Landlord either upon termination of this Lease or at such time that Landlord should provide new door hardware. Failure to return a key will result in Tenant being financially responsible for re-keying all locks to which keys are not returned. If exterior door keys are not returned, this means that Tenant is financially responsible for re-keying all exterior doors and providing new keys to all individuals that have keys to the doors.

B.

VIRGINIA TECH ID CARDS - Because of its affiliation with Virginia Tech, Landlord is currently able to offer all employees who work at the Center a Virginia Tech ID Card, otherwise known as a Hokie Passport. These ID cards enable the holder to obtain free and reduced priced services at Virginia Tech affiliated locations. Applications for these ID cards can be obtained from the Center’s administrative offices. Tenant is responsible for assuring that ID cards are obtained only by employees who are physically located at the Center. Filing an application for an ID card for a person that is not actually employed by Tenant shall result in a default under this Lease. Tenant is also responsible for making sure that ID cards are collected from employees who leave Tenant’s employment. Audits will be conducted annually to assure that all individuals that have ID cards are still employed by Tenant. A $50 penalty will be assessed to Tenant for each ID card that is not returned upon an employee’s termination. Landlord makes no guarantees that this benefit will be maintained throughout the term of this Lease. Virginia Tech may cancel this program at any time.

C.	CONFERENCE ROOMS AND AUDIO-VISUAL EQUIPMENT - Conference rooms and assorted audio-visual equipment are available at the Center on a first-reserved, first-served basis. Reservations can be made by calling the Center’s administrative offices. Reservations will only be accepted for periodic meetings that occur more frequently than monthly only one week in advance. For instance, weekly staff meetings cannot be booked in a Center conference room without calling each week to reserve the room.

D.	SIGNAGE - At its own expense. Landlord will place a directory, in a prominent place in the Building, listing Tenant as an occupant of the Building. Landlord will also place one standard sign in the corridor of the Building outside one of Tenant’s entrances. Landlord will also list Tenant on the outside directory sign to the extent that spaces are available on the sign. In cases where spaces are not available for every tenant, precedence will be given to tenants that rent the most space.

ARTICLE 16 - TELECOMMUNICATIONS SERVICES

Landlord shall have no obligation to provide telecommunications services pursuant to this lease. Tenant may secure such services from any provider.

Tenant may contract for provision of such services by Landlord pursuant to one or more separate agreements. Non-tenant use of Landlord telecommunications infrastructure is prohibited. Tenants will not be permitted to host non-tenant corporate or personal computers in their suites effective November 1, 1998. Tenants violating this provision will be assessed damages of $1,000.00 per month for each non-Tenant owned computer that has been hosted on the Demised Premises without Landlord’s authorization. Landlord offers a facility for location of non-Tenant computers desiring access to Landlord’s telecommunications infrastructure. Information about this service can be obtained from Landlord.

ARTICLE 17 - INABILITY TO PERFORM SERVICES

Failure to any extent to furnish, or any stoppage of, the services, amenities or benefits described above, resulting from causes beyond control of Landlord or from any cause, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant or result in an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement herein. If any equipment or machinery breaks down, or ceases to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery promptly, but Tenant shall have no claim for rebate of Basic Rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

PART III - TRANSFER OF OWNERSHIP RIGHTS OR CHANGE OF BUILDING STATUS

ARTICLE 18 - ASSIGNMENT OR SUBLETTING

A.	Tenant will not sell, mortgage, transfer, or assign this Lease, or allow the same to be assigned by operation of law or otherwise, or sublet the Demised Premises, or any part thereof, or use or permit the same to be used for any other purpose than stated in the Permitted Use Clause hereof without the prior written consent of Landlord, which such consent will not be unreasonably withheld. Written consent of Landlord to sublease the Demised Premises shall be in the form of a consent line on the appropriate sub-lease agreement.

B.	If Landlord consents to an assignment or sublease of the Demised Premises:

i.	the agreement between Tenant and sub-Tenant shall be on a lease form prepared by or approved by Landlord.

ii.	if the sub-lease or assignment results in rental payments in excess of the monthly payments due and owing under the terms of this Lease, such excess rental payments shall be deemed to be rental payments due and owing Landlord.

C.	As a further condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Demised Premises

i.	Tenant shall be required to pay Landlord’s reasonable attorney’s fees and other costs incurred in connection with the review and execution of any documentation in connection therewith;

ii.	any sub-Tenant of part or all of Tenant’s interest in the Demised Premises shall agree that in the event Landlord gives such sub-Tenant notice that Tenant is in default under this Lease, such sub-Tenant shall thereafter make all sublease or other payments directly to Landlord, which payments will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and such sub-Tenant shall agree to attorn to Landlord, or its successors and assigns, at its request should this Lease be terminated for any reason. In no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

iii.	Landlord may require that Tenant not then be in default under this Lease in any respect. If Tenant files any type of petition in bankruptcy or has the same filed against it and Landlord does not elect to terminate this Lease, and if the trustee or receiver appointed by the bankruptcy court attempts to assume this Lease and thereupon assign it to a third party, then Landlord shall have the right to terminate this Lease within thirty (30) days upon gaining knowledge of such attempted assumption and assignment, or upon being given written notice of same by Tenant, whichever is later.

D.	Any sale, hypothecation, transfer, assignment or subletting which is not in compliance with the provisions of this Article shall be voidable by Landlord and shall, at the option of Landlord, constitute a default under this Lease. Landlord’s acceptance of rent directly from any subtenant, assignee or other transferee shall not be construed as Landlord’s approval or consent thereto nor Landlord’s agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord’s consent to an assignment or subletting be construed as (i) relieving Tenant from the obligation to obtain Landlord’s express written consent to any further assignment or subletting or (ii) releasing Tenant from any liability or obligation hereunder whether or not then accrued, and Tenant shall continue to be fully, jointly and severally liable hereunder.

ARTICLE 19 - TRANSFER OF LANDLORD’S RIGHTS

Landlord shall have the right without Tenant’s consent to transfer and assign, in whole or in part, all and every feature of its rights and obligations hereunder and in the Building and property referred to herein. Such transfers or assignments may be either to a corporation, trust company, individual or group of individuals, and howsoever made are to be in all things respected and recognized by Tenant.

ARTICLE 20 - EMINENT DOMAIN AND FORCE MAJEURE

A.	If all of the Demised Premises are taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain or by agreement or conveyance in lieu thereof (each being hereinafter referred to as “condemnation”), this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Basic Rent and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Basic Rent as shall have been paid in advance for a period subsequent to the date of the taking.

B.	If less than all of the Demised Premises is taken by condemnation, Landlord and Tenant shall each have the right to terminate this Lease upon notice in writing to the other party within ninety (90) days after possession is taken by such condemnation. If this Lease is so terminated, it shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Basic Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Basic Rent as may have been paid in advance for a period subsequent to the date of the taking. If this Lease is not so terminated, it shall terminate only with respect to the part of the Demised Premises so taken as of the day possession shall be taken by such authority, and Tenant shall pay Basic Rent up to that day with a proportionate refund by Landlord of any Basic Rent as may have been paid for a period subsequent to the date of the taking and, thereafter, the Basic Rent shall be reduced in direct proportion to the amount of area of the Demised Premises taken.

C.	If any part of the Building is taken by condemnation so as to render, in Landlord’s judgment, the remainder unsuitable for use as an office building, Landlord shall have the right to terminate this Lease upon notice in writing to Tenant within one hundred twenty (120) days after possession is taken by such condemnation without regard to whether such taking includes the Demised Premises or any part thereof. If Landlord so terminates this Lease, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay Basic Rent, and perform all of its other obligations under this Lease up to that date with a proportionate refund by Landlord of any Basic Rent as may have been paid in advance for a period subsequent to such possession.

D.	As between Landlord and Tenant, any award for paid damages for any condemnation of all or any part of the Building, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, and Tenant’s leasehold improvements, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or fee of the Demised Premises, or Tenant’s leasehold improvements, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture and fixture.

E.	Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of a government body or authority, or other matter beyond the control of Landlord or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or failure to make any such repairs, or from any cause whatsoever, unless caused solely by Landlord’s gross negligence.

ARTICLE 21 - BINDING EFFECT

This Lease shall also inure to the benefit of the respective successors and assigns of Landlord and Tenant.

ARTICLE 22 - DAMAGE OR DESTRUCTION

If the Demised Premises or the Building is damaged by any cause or means whatsoever not caused or contributed to by the negligence or fault of Tenant, its employees, agents, invitees or visitors, and if insurance proceeds have been made available therefore, and if said damage can be repaired within a period of ninety (90) days by using standard working methods and procedures, Landlord shall within a reasonable time after the occurrence of said damage, and to the extent of the insurance proceeds available therefore, enter and make repairs and this Lease shall not be affected but shall continue in full force and effect. However, if said damage cannot be repaired within a period of ninety (90) days by using standard working methods and procedures, then this Lease shall cease and terminate as of the date of such occurrence, and Tenant shall pay rent hereunder to such date and immediately surrender the Demised Premises to Landlord, unless within a period of sixty (60) days from the date of such occurrence Landlord shall elect to keep this Lease in force and to restore the Demised Premises to substantially the condition as existed prior to the date of such occurrence by giving Tenant written notice of such election within said sixty (60) day period. If Landlord so elects to continue this Lease and restore the Demised Premises, Landlord shall within a reasonable time after the date of the notice of said election enter and make repairs, and this Lease shall not be affected, except that rents hereunder shall be reduced or abated while such repairs are being made for the period of time and in the proportion that the Demised Premises are untenantable. If, however, such damage is contributed to or results from the fault of Tenant, Tenant’s employees, agents, invitees or visitors, and if Landlord does not have insurance covering such damage, such damage shall be repaired by and at the expense of Tenant under the control, direction and supervision of Landlord, and the rent shall continue without abatement or reduction. The completion of the repairs of all such damages is subject to reasonable delays resulting from survey of such damage, obtaining plans and letting contracts for repair, adjustments or insurance loss, strikes, labor difficulties, unavailability of material, or other causes beyond the control of the party obligated to make such repairs.

ARTICLE 23 - RELOCATION

A.	Landlord has the right to relocate the Demised Premises to another part of the Building, or to another building at the Center, in accordance with the following:

i.	The new Demised Premises will be substantially the same in size, dimensions, configuration, decor, and nature as the Premises described in this Lease and shall be placed in that condition by Landlord at its cost;

ii.	The physical relocation of the Demised Premises will be accomplished by Landlord at its cost;

iii.	Landlord will give Tenant at least thirty (30) days prior written notice of Landlord’s intention to relocate the Demised Premises;

iv.	The physical relocation of the Demised Premises will take place on a weekend and will be completely accomplished before the Monday following the weekend in which the relocation takes place. If the physical relocation has not been completed in that time, Basic Rent will abate in full from Monday to the time it is completed;

v.	All reasonable costs incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and such other items will be paid by Landlord.

B.	If Tenant desires to vacate the Demised Premises and occupy the same amount or more space available in another facility owned by Landlord or its parent corporation, Landlord shall release Tenant from this Lease without penalty upon the express written approval of Landlord. Tenant shall give Landlord ninety (90) days written notice of its intention to exercise this option. Landlord shall not withhold such approval without reasonable cause.

ARTICLE 24 - SUBORDINATION

Tenant hereby subordinates this Lease and all rights of Tenant hereunder to any mortgage or mortgages, or vendor’s lien or similar instruments which now are or which may from time to time be placed upon the Demised Premises covered by this Lease and such mortgage or mortgages or liens or other instruments shall be superior to and prior to this Lease. Tenant further covenants and agrees that if the mortgagee or other lien holder acquires the Demised Premises as a purchaser at any foreclosure sale (any such mortgagee or other lien-holder or purchaser at the foreclosure sale being each hereinafter referred to as the “Purchaser at Foreclosure”), Tenant shall thereafter, but only at the option of the Purchaser at Foreclosure, as evidenced by the written notice of its election given to Tenant within a reasonable time thereafter, remain bound by novation or otherwise to the same effect as if a new and identical Lease between the Purchaser at Foreclosure, as landlord, and Tenant, as tenant, had been entered into for the remainder of the term of this Lease in effect at the institution of the foreclosure proceedings. Tenant agrees to execute any instrument or instruments which may be deemed necessary or desirable to further effect the subordination of this Lease to each such mortgage, lien or instrument or to confirm any election to continue this Lease in effect in the event of foreclosure, as above provided. Tenant hereby irrevocably appoints Landlord as its special attorney-in-fact to execute and deliver any document provided for herein for and in the name of Tenant. Such power, being coupled with an interest, is irrevocable.

PART IV - LAWS AND REGULATIONS

ARTICLE 25 - LAWS AND REGULATIONS

Tenant will maintain the Demised Premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules, and regulations (state, federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to conditions or occupancy of the Demised Premises. This includes, but is not limited to, compliance with regulations set by the Occupational Safety and Health Administration (OSHA) and compliance with the Americans with Disabilities Act within the Demised Premises as it relates to barriers created by furniture and fixtures not owned by Landlord.

ARTICLE 26 - USES OF DEMISED PREMISES

Tenant will not occupy or use, nor permit any portion of the Demised Premises to be occupied or used for any business or purpose which is (i) unlawful in part or in whole; (ii) deemed to be disreputable in any manner, or (iii) extra hazardous on account of fire. Tenant shall not obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or permit anything to be done which will in any way increase the rate of fire insurance or liability insurance on the building or contents, and in the event that, by reason of acts of Tenant, there is any increase in rate of such insurance on the Building or contents created by Tenant’s acts or conduct of business, then Tenant hereby agrees to pay such increase. It is further agreed that:

A.

business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

B.	Tenant shall not interfere, nor cause interference with, any satellite or transmission or reception, nor shall Tenant interfere or cause interference with, the radio frequency being used by another tenant for scientific purposes.

C.	If the Tenant elects to use the CRC shared network for telecommunications, the Tenant shall comply with the terms of the Tenant Data Services Agreement.

D.	Tenant shall use the Demised Premises solely for the purpose specified in the Permitted Use section of this Lease. In addition, Tenant shall conduct business in and from the Demised Premises solely under the trade name specified in the Fundamental Lease Provisions. Tenant shall, at its expense, procure any and all governmental licenses and permits, including without limitation sign permits, required for the conduct of Tenant’s business on the Demised Premises and shall, at all times, comply with the requirement of each such license and permit. Landlord is not required, and does not represent or warrant that it will obtain or endeavor to obtain for Tenant (or that Tenant will be able to obtain) any license or permit.

E.	Tenant acknowledges and understands that the proper tenant mix of the Building is essential to the successful operation of the Building and that the restriction against the unauthorized use of the Demised Premises is not intended to act as a restraint of trade but to protect and insure the correct tenant mix.

ARTICLE 27 - BUILDING RULES AND REGULATIONS

Tenant and Tenant’s agents, employees, and invitees will comply fully with all requirements of the Building Rules and Regulations which are attached as Exhibit B and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such Rules and Regulations or to amend them in such reasonable manner as may be deemed advisable for the safety, care and cleanliness of the Demised Premises and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant.

ARTICLE 28 - ENVIRONMENTAL PROVISIONS

A.	Except for the materials and chemicals set forth in Exhibit 6(E) hereto (which shall be updated semiannually during the Term of the Lease), Tenant represents and warrants that all materials and chemicals used in the normal course of its business are classified as Generally Regarded as Safe (:“GRAS”) by the Food and Drug Administration (“FDA”). Tenant represents and warrants that Tenant will not conduct any activities on the Demised Premises or in the Building which may constitute a violation of any environmental law, statute and/or regulation. Except for the materials and chemicals set forth in Exhibit 6(E) hereto, which shall be updated semiannually during the Term of the Lease, Tenant agrees not to employ or utilize the Demised Premises or the Building for the purpose of disposing, treating, storing, handling or transporting any materials which may be deemed to constitute “Hazardous or Toxic materials.”

B.

i. Tenant agrees to defend, indemnify and hold Landlord harmless against any and all Claims, as hereinafter defined, which Landlord may hereafter become liable for, suffer, incur or pay arising under any applicable laws and resulting from any activity, act or violation of this Article during the term of this Lease on the part of Tenant, its agents, employees, or assigns. In addition, Tenant agrees to defend, indemnify and hold Landlord harmless against any and all Claims which Landlord may hereafter be liable for, suffer, incur, or pay resulting from or arising out of any handling, storage, treatment, transportation, disposal, and/or release of GRAS, Hazardous or Toxic Materials from or on the Demised Premises or the Building during the Term of this Lease.

ii. Landlord agrees to defend, indemnify and hold Tenant harmless against any and all Claims, as hereinafter defined, which Tenant may hereafter become liable for, suffer, incur or pay arising under any applicable laws and resulting from any activity, act or violation of this Article by the Landlord, its agents, employees, assigns or any former tenant prior to the Term of this Lease (hereafter, “Landlord Parties”). In addition, Landlord agrees to defend, indemnify and hold Tenant harmless against any and all Claims which Tenant may hereafter be liable for, suffer, incur or pay resulting from or arising out of any handling, storage, treatment, transportation, disposal, and/or release of GRAS, Hazardous or Toxic Materials from or on the Demised Premises or the Building prior to the Term of this Lease. It is hereby acknowledged that Landlord has had a Phase One environmental assessment conducted on the Demised Premises, and a copy of that report is attached hereto as Exhibit 28(B). Landlord shall be responsible for the removal and associated cleanup, if any, of the materials identified in such report

C.	The term “Claims” shall mean and include all actions, causes of action, whether common law or statutory, demands, remedies, liability, suits, judgments, expenses, personal injuries, property damages, incidental and consequential damages resulting thereby, clean up costs, civil penalties, reasonable attorneys’ fees, litigation expenses, abatement costs, abatement and corrective relief, injunctive relief requiring removal and/or remedial action, all costs of removal or remedial action, and damages to natural resources.

D.	The Term “Hazardous or Toxic Materials” means any materials which may be deemed hazardous or toxic including, but no limited to, (i) materials defined as “hazardous waste” under the Federal Resource Conservation and Recovery Act and similar state laws; (ii) “hazardous substances” as identified under the Federal Comprehensive Environmental Response, Compensation and Liability Act and especially in CERCLA Section 101(14) and as set forth in Title 40, Title of Federal Regulations, Part 302; (iii) those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (“EPA”) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, polluting, or dangerous waste substance or material, as such lists are now or any time hereafter in effect; (iv) petroleum products; and (v) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human, plant or animal health or well being.

E.	i. The provisions set forth in this Article shall survive the termination of this Lease. If Tenant’s transportation, storage, use or disposal of GRAS or Hazardous or Toxic Materials on the Demised Premises or Building during the Term of this Lease results in (i) contamination of the soil or surface or ground water; or (ii) loss, damage or inconvenience to person(s) and/or property, then Tenant agrees to (i) notify Landlord immediately of any contamination, claim, of contamination, loss or damage or inconvenience; (ii) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards; and (iii) to indemnify, defend and hold harmless Landlord from and against any Claim arising from or connected with any such contamination, claim of contamination, loss, or damage. Further, upon written notice from Landlord, Tenant shall immediately cease any activity that may cause any inconvenience to either Landlord or other tenants, or their agents, employees or invitees. In the event of a conflict of the provisions of this Section E(1) with any other provision in this Article, the provision of this Section E(1) shall prevail.

ii.	The provisions set forth in this Article shall survive the termination of this Lease. If the Landlord Parties’ transportation, storage, use or disposal of GRAS or Hazardous or Toxic Materials on the Demised Premises or Building results in, or in the event that Landlord becomes aware that it has resulted in (i) contamination of the soil or surface or ground water; or (ii) loss, damage or inconvenience to person(s) and/or property, then Landlord agrees to (i) notify Tenant immediately of any contamination, claim, of contamination, loss or damage or inconvenience; (ii) after consultation with Tenant, to clean up the contamination in full compliance with all applicable statutes, regulations and standards; and (iii) to indemnify, defend and hold harmless Tenant from and against any Claim arising from or connected with any such contamination, claim of contamination, loss, or damage. Further, upon written notice from Tenant, Landlord shall immediately cease any activity that may cause any inconvenience to either Tenant or other tenants or their agents, employees or invitees. In the event of a conflict of the provisions of this Section E(2) with any other provision in this Article, the provision of this Section E(2) shall prevail.

ARTICLE 29 - PERSONAL PROPERTY TAXES

With respect to Tenant’s fixtures, furnishings, equipment and all other personal property located in the Demised Premises, Tenant shall pay prior to delinquency all taxes assessed against or levied thereon and when possible, shall cause the same to be assessed and billed separately from the property of Landlord, but if the same shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after Landlord’s delivery to Tenant of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property. In addition, Tenant shall pay promptly when due all taxes imposed upon Tenant’s rents, gross receipts, charges and business operations.

ARTICLE 30 - REAL PROPERTY TAXES

Landlord is exempt from real property taxes imposed by the County of Montgomery and Town of Blacksburg, Virginia. Section 58.1-3203 of the Virginia code allows the appropriate local municipalities to tax the leasehold interest in property that is exempt from taxation to the owner. The tax of the leasehold interest is reduced by two percent for each year that a lease is less than 50 years in length, but the reduction is limited to 85%. In other words, for a one-year lease, taxes on the leasehold estate are equal to 15% of the taxes that would normally be assessed. By executing this Lease, Tenant acknowledges that these taxes are Tenant’s responsibility.

ARTICLE 31 - BUSINESS, PROFESSIONAL AND OCCUPATIONAL LICENSE

The Town of Blacksburg, Virginia has a Business, Professional and Occupational License (BPOL) tax based on the gross revenue received on an annual basis. Tenants certify that they are licensed to do business in Blacksburg, Virginia and if applicable, the Commonwealth of Virginia.

ARTICLE 32 - DECLARATION OF USES AND RESTRICTIONS

Tenant agrees to abide by the Declaration of Uses and Restrictions related to Landlord’s research park made by Virginia Tech Corporate Research Center, Inc. and Virginia Tech Foundation, Inc. recorded in the land records of the Circuit Court of Montgomery County, Virginia at Deed Book 823, Page 465, as the same may be amended or modified from time to time. A copy of the current version of the Declaration is attached hereto as Exhibit 32 and is incorporated by reference into this Lease.

ARTICLE 33 - PARKING AREAS

The parking area, employee parking space, driveways, entrances, and exits and all other common areas and facilities provided by Landlord for general use, in common, of Tenant, its employees and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify, change and enforce uniform and non-discriminatory rules and regulations with respect to the parking area, employee parking area, and other common areas and facilities hereinabove mentioned, and Tenant, agrees at all times to abide by and conform to such rules and regulations.

PART V - INDEMNITY AND INSURANCE

ARTICLE 34 - INDEMNITY, LIABILITY AND LOSS OR DAMAGES

By moving into the Demised Premises or taking possession thereof, Tenant accepts the Demised Premises as suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof, and except as expressly set forth in this Lease, and Tenant waives any and all defects therein. Landlord shall not be liable to Tenant or Tenant’s agents, employees, guests, invitees or to any person claiming by, through or under Tenant for any injury to person, loss or damage to property, or for loss or damage to Tenant’s business, caused by or through the acts or omissions of Landlord or any other person, or by any other cause whatsoever except Landlord’s gross negligence or willful misconduct. If any action shall be commenced by or against Landlord, Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses, and reasonable attorney’s fees. Tenant shall indemnify Landlord and save Landlord harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Demised Premises or the occupancy or use by Tenant of the Demised Premises or any part thereof, if caused wholly or in part by any action or omission of Tenant, its agents, contractors, employees, servants, invitees, or licensees during the Term of this Lease. If any action shall be commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorney’s fees.

ARTICLE 35 - INSURANCE

•	Tenant covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided:

i.	General Liability and Property Damage. Commercial General Liability Insurance covering the Demised Premises and Tenant’s use thereof against claims for personal injury or death and property damage occurring upon, in or about the Demised Premises, such insurance to afford protection to the limit of not less than $1,000,000 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property to afford protection to the limit of not less than $500,000 in respect of any instance of properly damage. The insurance coverage required under this Article, 35.A.i., shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Article 4.

ii.	Tenant Leasehold Improvements and Property. Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment, if any, trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, and alterations, additions or changes made by Tenant pursuant to Article 4 in an amount not less than One Hundred Percent (100%) of their full replacement cost from time to time during the Lease Term, and which insurance shall provide protection against causes of loss commonly known as “all risks” or “special form”. Any policy proceeds from such insurance shall constitute trust funds in the hands of Tenant to be used solely for the repair, reconstruction and restoration or replacement of the property damaged or destroyed.

•	All policies of insurance provided for in this Article shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than A- as rated in the most current available “Best Insurance Reports,” and qualified to do business in the Commonwealth of Virginia. Each and every such policy:

i.	shall be issued in the name of Tenant (with Landlord and any other parties in interest from time to time designated in writing named as additional insureds);

ii.	shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest;

iii.	shall be delivered to Landlord and such other parties in interest within ten (10) days after delivery of possession of the Demised Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy and as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

iv.	shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

v.	shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.

•	Tenant agrees that Landlord shall not be responsible for any damage to Tenant’s stock in trade, furniture, equipment, contents, or other removable items situated in the Demised Premises, and Landlord shall not be required to carry insurance to cover any such items.

ARTICLE 36 - WAIVER OF SUBROGATION

Tenant hereby waives all right of subrogation by any insurance company issuing policies carried by Tenant with respect to the Demised Premises, Tenant’s fixtures, personal property, or leasehold improvements, or Tenant’s business.

PART VI – NON-COMPLIANCE WITH LEASE

ARTICLE 37 - DEFAULT

A.	If (i) Tenant fails to comply with any term, provision, condition, or covenant of this Lease or any of the Rules and Regulations now or hereafter established for government of the Building; (ii) Tenant deserts or vacates the Demised Premises; (iii) any petition is filed by or against Tenant under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or under any similar law or statute of the United States or of any state thereof; (iv) Tenant becomes insolvent or makes a transfer in fraud of creditors; (v) Tenant makes an assignment for benefit of creditors; (vi) a receiver is appointed for Tenant or any of the assets of Tenant: or (vii) tenant ceases to be a going concern; then Landlord may, after ten (10) days prior written notice to cure any non-monetary default and after five (5) days prior written notice to cure any monetary default in this Lease and thereafter, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

i.	Terminate this lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails so to do, Landlord may without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying such Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages.

ii.	Enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying such Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages herefore, and relet the Demised Premises and receive the rent herefore.

iii.	Enter upon the Demised Premises, by force if necessary without being liable for prosecution or any claim for damages herefore, and do whatever Tenant is obligated to do under the terms of this lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

iv.	Upon three (3) days written notice to Tenant, alter all locks and other security devices at the Demised Premises without terminating this Lease.

B.	Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Demised Premises by Tenant whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Demised Premises shall be deemed unauthorized or constitute a conversion. All claims for damages by reason of re-entry, repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

C.	If Landlord elects to terminate this Lease by reason of an event of default, then, notwithstanding, such terminations, Tenant shall be liable for and pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination (minus any amounts collected from any guarantor of this Lease) plus as damages, an amount equal to the difference between (i) the total rental hereunder for the remaining portion of this Lease term (had such term not been terminated by Landlord prior to the date of expiration stated herein), and (ii) the present value of the then fair rental value of the Demised Premises for such period.

D.

If Landlord elects to repossess the Demised Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Lease Term until the date of expiration of the Lease Term as stated in herein diminished by any net sums thereafter received by Landlord through reletting the Demised Premises during said period (after deducting expenses incurred by Landlord as provided in Sub-Article 36.E. below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease Term.

E.	In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord at the address specified for notice to Landlord herein in addition to any sum provided to be paid above, brokers fees incurred by Landlord in connection with reletting the whole or any part of the Demised Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Demised Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s right and/or remedies including reasonable attorney’s fees.

F.	In the event of termination or repossession of the Demised Premises for an event of default, Landlord shall make good faith, commercially reasonable efforts to relet or to attempt to relet the premises, or any portion thereof, or to collect rental after reletting and in the event of reletting, Landlord may relet the whole or any portion of the premises for any period to any tenant and for any use and purpose. Any sums received by Landlord as a result of any such reletting shall be credited against any damages due to Landlord because of Tenant’s default, but only to the extent that such monies are paid to Landlord for the use of the premises during what would have been the Lease Term.

G.	If Tenant fails to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney’s fees) incurred by Landlord in taking such remedial action.

H.	In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages. Tenant hereby waives the benefit of any laws granting a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term “Landlord” shall mean only the owner, the Demised Premises, and in the event of the transfer by such owner of its interest in the Demised Premises, such owner shall thereupon be released and discharged from all covenants and obligation of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision to the contrary herein, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Demised Premises; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

I.

If Landlord shall take possession of the Demised Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Demised Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Demised Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Demised Premises within the county in which the Demised Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who present to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument or Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. Tenant agrees to indemnify and hold Landlord harmless from all costs, expense, loss damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity. Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

J.	No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless made in writing and signed by Landlord.

K.	The mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy Landlord might have, either in law or in equity, nor shall the waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

L.	The receipt by Landlord of rent with knowledge of the breach of any covenant contained in this Lease shall not be deemed a waiver of such breach.

M.	The failure of Landlord to enforce any of the Rules and Regulations attached hereto, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver.

N.	If it becomes necessary or proper for Landlord to bring any action under this Lease or to consult with an attorney concerning, or for the enforcement of, any of Landlord’s rights under this Lease, Tenant agrees in each and any such case to pay to Landlord its attorney’s fees.

ARTICLE 38 - LIEN FOR RENT

In consideration of mutual benefits arising by virtue of this Lease, Tenant does hereby grant to Landlord a security interest in all property of Tenant now or hereinafter placed in or upon the Demised Premises (except such part of Tenant’s property or merchandise which may be exchanged, replaced or sold from time to time in the ordinary course of operations or trade), and such property is hereby subjected to a lien in favor of Landlord and shall be and remain subject to such lien of Landlord for payment of all rents and other sums agreed to be paid by Tenant herein; provided that said lien shall be subordinate to any security interest in connection with purchase money financing by Tenant. Tenant agrees to execute appropriate security agreements and financing statements as may be required by law to perfect Landlord’s subordinate security interest if so requested by Landlord.

ARTICLE 39 - DEFAULTS BY TENANT ON THIRD PARTY

Tenant shall not default on any of its covenants under loan agreements, with any lending, mortgage or financial institution and Tenant immediately shall advise Landlord in writing if any such default by Tenant should incur.

ARTICLE 40 - WAIVER OF DEFAULT

In the event Tenant should default on any of its covenants herein. Landlord may pursue remedies in accordance with Article 37. However, Landlord, at its option, may waive such event of default and this Lease will continue in full force and effect, provided, however, that Landlord’s waiver is in writing and signed by Landlord.

ARTICLE 41 - WAIVER OF TRIAL BY JURY

Each of Landlord and Tenant agree it shall, and it hereby does, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease, including, but not limited to, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises. Tenant further agrees that it shall not interpose any counterclaim in a summary proceeding or in any action based on nonpayment of Basic Rent or any other payment required of Tenant hereunder.

ARTICLE 42 - CROSS DEFAULTS

If Tenant, or any subsidiary or affiliate of Tenant, has other leases for other Demised Premises in the Building, any default by Tenant under such other leases shall be deemed to be default hereunder and Landlord shall be entitled to enforce all of its rights and remedies for default as provided herein.

ARTICLE 43 - ABANDONMENT

If the Demised Premises are abandoned or vacated by Tenant, Landlord shall have the right, but not the obligation, to:

A.	re-let the Demised Premises for the remainder of the period covered hereby; and if the rent received through such re-leasing is not at least equal to the rent provided hereunder, Tenant shall pay and satisfy any deficiencies between the amount of rent called for under this Lease and that received through reletting and all expenses incurred by any such reletting, including but not limited to, the cost of renovating, altering and decorating for a new occupancy; and/or

B.	provide for the storage of any personal property remaining in the Demised Premises without liability of any kind or nature for the cost of storage or the return of the personal property to Tenant or take title to the abandoned personal property which title shall pass to Landlord under this Lease as a Bill of Sale without additional payments or credit from Landlord to Tenant.

Notwithstanding the foregoing, during the last ninety (90) days of the term of this Lease, if Tenant removes a substantial portion of Tenant’s property or Tenant has been in physical absence for ten (10) days, it shall constitute a vacation and Landlord may enter the Demised Premises for the purpose of renovating, altering and decorating the Demised Premises for occupancy at the end of the Lease Term by a new tenant without in any way affecting Tenant’s obligation to pay rent and comply with all other terms and conditions of this Lease. Nothing herein shall be construed as in any way denying Landlord the right, in case of abandonment, vacation of the Demised Premises, or other breach of this Lease by Tenant, to treat the same as an entire breach, and, at Landlord’s option, immediately sue for the entire breach of this Lease and any and all damages occasioned Landlord thereby.

ARTICLE 44 - HOLDING OVER

In case of holding over by Tenant after expiration or termination of this Lease, Tenant will pay as liquidated damages double rent for the entire holdover period, and will pay all reasonable attorney’s fees, and expenses incurred by Landlord in enforcing its rights hereunder. No holding over by Tenant after the Lease Term, shall operate to extend this Lease for a longer period than one month; and holding over with the consent of Landlord in writing shall thereafter constitute a month to month lease. If Tenant fails to surrender the Demised Premises to Landlord on expiration of the term as required by this Article 44, Tenant shall hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the Demised Premises including without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to surrender the Demised Premises. The foregoing provisions of this Article 44 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

ARTICLE 45 - ATTORNEY’S FEES

In case Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease, and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder or recovery of the possession of the Demised Premises in the hands of an attorney or files suit upon the same. Tenant agrees to pay Landlord’s attorney’s fees, and payment of the same shall be secured in like manner as is herein provided, as to all remedies which may be invoked by Landlord to secure payment of rent.

ARTICLE 46 - INTEREST ON PAST DUE OBLIGATIONS

Any amount due from Tenant hereunder which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

ARTICLE 47 - SECURITY DEPOSIT

Not later than the Rent Commencement Date, Tenant shall deposit the sum of Three Thousand Four Hundred Fifty-Nine and 88/100 Dollars ($3,459.88) as a security deposit. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Basic Rent and any other damage, injury, expense or liability caused to Landlord. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant shall not be entitled to interest on the security deposit. Tenant shall not grant anyone a security interest of any kind in such security deposit and no such security agreement shall be binding on Landlord. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit, or any balance thereof remaining, shall be returned to Tenant at the expiration of the Lease Term and upon Tenant’s vacation of the Premises. Such security deposit shall not be considered an advance payment of Basic Rent or a measure of Landlord’s damages in case of default by Tenant. In the event Landlord should have good cause to doubt the full and faithful performance of every provision of this Lease by Tenant, Landlord shall have the right to demand that Tenant post an additional security deposit in the same amount as the original security deposit. Upon the showing by Tenant that this full and faithful performance is no longer in doubt, the additional security deposit shall be returned to Tenant.

PART VII – LEASE ADMINISTRATION AND MISCELLANEOUS ARTICLES

ARTICLE 48 - APPLICATION

All prospective tenants and sub-tenants of the Virginia Tech Corporate Research Center must complete an application that identifies, among other things, the work that will be done in the Center, and gives financial details of the prospective tenant’s past operations or of the principal of the company. Tenant’s application is attached hereto as Exhibit A and made part of this Lease. All information contained in the application is deemed to be true and providing false information on the application shall be grounds for default under the terms of this Lease. Landlord may require Tenant to complete a new application and to provide up-to-date financial information as often as once per year.

ARTICLE 49 - MEASUREMENT OF SPACE

Useable Area shall be determined by application of the most recent version of American National Standard’s Institute (ANSI) standard Z65.1. The factor used to increase Useable Square Feet to Rentable Square Feet represents the common area of the Building and the free use of other Corporate Research Center assets including conference rooms, audio-visual equipment, display units and recreational amenities. Because of these extra amenities, the factor used is not necessarily the same one that would be derived by use of ANSI standard Z65.1 and therefore Rentable Square Feet is not equal to the ANSI definition of Rentable Square Feet.

ARTICLE 50 - LEASE EFFECTIVE UPON EXECUTION

Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Demised Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Demised Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution hereof by Landlord and delivery of a signed copy to Tenant.

ARTICLE 51 - AUTHORITY

The officers of Tenant executing this Lease on Tenant’s behalf hereby make the following representations, in their personal and corporate capacities, upon which Landlord is relying in consenting hereto:

A.	that Tenant has been duly organized, is validly existing and is in good standing in the Commonwealth of Virginia;

B.	that the officers executing this Lease on Tenant’s behalf have been duly authorized by all necessary corporate action to execute the same, and that upon the execution hereof, this Lease shall be the valid and binding obligation of Tenant;

C.	that the financial statements supplied by Tenant to Landlord on, before, or after the date hereof are true and accurate in all respects.

ARTICLE 52 - INCORPORATION OF PRIOR AGREEMENTS

This Lease contains all of the agreements of the parties hereto with respect to all matters related to this Lease, and no prior agreement or understanding, whether oral or written, pertaining to any such matter shall be effective for any purpose.

ARTICLE 53 - AMENDMENTS

No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Any written addenda to this Lease, when signed by the contracting parties shall be deemed a part of this Lease to the same full extent as if incorporated herein.

ARTICLE 54 - SEVERABILITY CLAUSE

If any clause or provision of this Lease is deemed illegal, invalid, or unenforceable, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid, or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

ARTICLE 55 - GENDER

Throughout this Lease the masculine gender shall be deemed to include the feminine and the neuter and the singular, the plural and vice versa.

ARTICLE 56 - TIME OF THE ESSENCE

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

ARTICLE 57 - BUILDING NAME

Landlord hereby reserves the right to change the name of the Building and Tenant shall have no recourse under this Lease.

ARTICLE 58 - BROKERS

Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker in respect of leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto.

ARTICLE 59 - ESTOPPEL CERTIFICATE

Tenant shall at any time and from time to time, upon not less than five (5) days prior written from Landlord, execute, acknowledge and deliver to Landlord within such five (5) day period a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which Basic Rental and other charges, if any, are paid in advance and the amount of Tenant’s security deposit, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults, on the part of Landlord hereunder, and that there are no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults events or conditions, if any are claimed. It is expressly understood and agreed that any such statement or any other reasonable request may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or property on which the Building is situated. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution.

ARTICLE 60 - NOTICES

Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when deposited in the United States Mail, certified or registered, return receipt requested, or delivered by hand with a receipt, therefore, addressed to the respective party to whom notice is intended to be given at the addresses of the parties as stipulated in the Fundamental Lease Provisions.

ARTICLE 61 - RECORDING OF LEASE

This Lease shall not be recorded unless agreed to by both parties hereto, but either party may record a short form of this Lease with the cost therefore to be paid for by the party requesting the recording.

ARTICLE 62 - HEADINGS AND TABLE OF CONTENTS

The Table of Contents, and the section, article and paragraph headings are for the purpose of convenience of reference only and in no other way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

IN WITNESS WHEREOF this Lease is entered into by the parties hereto on the date and year first set forth above.

LANDLORD: VIRGINIA TECH FOUNDATION, INC.

BY:	/s/ Raymond D. Smoot Jr.	5/25/00
	Raymond D. Smoot, Jr., Secretary-Treasurer	(date)

TENANT: LOTUS BIOCHEMICAL CORPORATION

BY:	/s/ R. J. Kirk	5/22/00
	Mr. R. J. Kirk, Chairman	(date)

MODIFICATION AND RENEWAL OF LEASE

THIS MODIFICATION OF LEASE is made and entered into this 25th day of April, 2001, by and between Virginia Tech Foundation, Inc., hereinafter called the Landlord, and Lotus Biochemical Corporation, hereinafter called Tenant. The terms Landlord and Tenant are intended to include the successors and assigns of the original parties and their heirs, legal representatives, successors and assigns of the respective entities.

WHEREAS, on May 15, 2000, the Landlord and Tenant entered into a Lease in writing of the following described premises, situated in Montgomery County, Virginia, to wit:

Approximately 2,670 rentable square feet located in Suites 1090 and 2090,

1861 Pratt Drive, Blacksburg, Virginia

WHEREAS, the parties desire to modify the terms of the original Lease thereof;

THEREFORE, IT IS MUTALLY AGREED AS FOLLOWS:

1.	The purpose of this modification is to: A) change the Tenant name to New River Pharmaceuticals Inc. B) renew the Lease for the Demised Premises for a period of one year, commencing on June 1, 2001, and ending on May 31,2002; and C) expand the Demised Premises to include Suites 1004 and 1004-A, consisting of 174 rentable square feet, shown on Exhibit “A” of this Modification.

2.	The new Demised Premises are:

Approximately 2,844 rentable square feet located in Suites 1090, 2090, 1004 and 1004-A,

1861 Pratt Drive, Blacksburg, Virginia.

3.	This Modification commences on April 25, 2001, and ends concurrently with the Lease Agreement on May 31, 2002.

4.	The prorated additional rent for Suites 1004 and 1004-A for April 25-30, 2001 is Forty-Five and 10/100 Dollars ($45.10).

5.	The rent for May 1-31, 2001, shall be Three Thousand Six Hundred Eighty-Five and 35/100 Dollars ($3,685.35).

6.	The new Basic Monthly Rental for the renewal year, effective June 1, 2001, shall be Three Thousand Seven Hundred Eighty and 15/100 Dollars ($3,780.15).

7.	All other terms and conditions of the Lease, dated May 15, 2000, excluding any Riders, are in full force and effect.

IN WITNESS WHEREOF, this Lease Modification is entered into by the parties hereto on the date and year first set forth above:

LANDLORD: VIRGINIA TECH FOUNDATION, INC.

BY:	/s/ Raymond D. Smoot, Jr.	5/7/01
	Raymond D. Smoot, Jr., Exec. Vice Pres. & Sec.-Treas.	(date)

TENANT: NEW RIVER PHARMACEUTICALS INC.

BY:	/s/ Randal J. Kirk	5/1/01
	Randal J. Kirk, Chairman	(date)

MODIFICATION OF LEASE

THIS MODIFICATION OF LEASE is made and entered into this 4th day of February, 2002, by and between Virginia Tech Foundation, Inc., hereinafter called the Landlord, and New River Pharmaceuticals Inc., hereinafter called Tenant. The terms Landlord and Tenant are intended to include the successors and assigns of the original parties and their heirs, legal representatives, successors and assigns of the respective entities.

WHEREAS, on May 15, 2000, the Landlord and Tenant entered into a Lease in writing of the following described premises, situated in Montgomery County, Virginia, to wit:

Approximately 2,670 rentable square feet located in Suites 1090 and 2090,

1861 Pratt Drive, Blacksburg, Virginia

WHEREAS, on April 25, 2001, the Landlord and Tenant entered into a Modification and Renewal of Lease, adding Suites 1004 and 1004-A, consisting of 174 rentable square feet. The new Demised Premises being:

Approximately 2,844 rentable square feet located in Suites 1090, 2090, 1004,

and 1004-A

1861 Pratt Drive, Blacksburg, Virginia

WHEREAS, the parties desire to modify the terms of the original Lease thereof;

THEREFORE, IT IS MUTALLY AGREED AS FOLLOWS:

1.	The purpose of this modification is to expand the Demised Premises by an additional 2,255 rentable square feet (rsf) to include 1,155 rsf in Suites 1110 (A, B, C); 374 rsf in Suite 1125; and 726 rsf in Suite 2040 as shown on Exhibit “A” of this Modification.

2.	The new Demised Premises are:

Approximately 5,099 rsf located in Research Building II, 1861 Pratt Drive,

Blacksburg, Virginia, consisting of Suites 1090, 2090, 1004, 1004-A,

1110 (A, B, and C), 1125, and 2040,

3.	This Modification commences on February 21, 2002, and ends concurrently with the Lease Agreement on May 31, 2002.

4.	The February 2002 rent shall be as follows:

A) Additional prorated rent February 21-28, 2002	$856.36
B) Current Monthly Rental	$3,780.15
C) Rental for Two Storage Bays	$200.00

TOTAL FEBRUARY, 2002 RENT	$4,836.51

5.	The new monthly rental effective March, 2002, through the term of the lease shall be Six Thousand Nine Hundred Seventy-Seven and 42/100 Dollars ($6,977.42). (This includes $200 monthly rental for two storage bays)

6.	All other terms and conditions of the Lease, dated May 15, 2000, excluding any Riders, are in full force and effect.

IN WITNESS WHEREOF, this Lease Modification is entered into by the parties hereto on the date and year first set forth above:

LANDLORD: VIRGINIA TECH FOUNDATION, INC.

BY:	/s/ Raymond D. Smoot, Jr.	2/15/02
	Raymond D. Smoot, Jr., Exec. Vice Pres. & Sec.-Treas.	(date)

TENANT: NEW RIVER PHARMACEUTICALS INC.

BY:	/s/ Randal J. Kirk	2/12/02
	Randal J. Kirk, Chairman	(date)

RENEWAL OF LEASE

THIS RENEWAL OF LEASE is made and entered into this 29th day of April, 2002, by and between Virginia Tech Foundation, Inc., hereinafter called the Landlord, and New River Pharmaceuticals Inc., hereinafter called Tenant. The terms Landlord and Tenant are intended to include the successors and assigns of the original parties and their heirs, legal representatives, successors and assigns of the respective entities.

WHEREAS, on May 15, 2000, the Landlord and Tenant entered into a Lease in writing of the following described premises, situated in Montgomery County, Virginia, to wit:

Approximately 2,670 rentable square feet located in Suites 1090 and 2090, 1861 Pratt Drive, Blacksburg, Virginia

WHEREAS, on April 25, 2001, the Landlord and Tenant entered into a Modification and Renewal of Lease, adding Suites 1004 and 1004-A, consisting of 174 rentable square feet. The new Demised Premises being:

Approximately 2,844 rentable square feet located in Suites 1090, 2090, 1004, and 1004-A 1861 Pratt Drive, Blacksburg, Virginia

WHEREAS, on February 4, 2002, the Landlord and Tenant entered into a Modification of Lease, adding Suites 1110 (A, B, C), 1125, and 2040 consisting of 2,255 rentable square feet. The new Demised Premises being:

Approximately 5,099 rentable square feet located in Research Building II, 1861 Pratt Drive, Blacksburg, Virginia, consisting of Suites 1090, 2090, 1004, 1004-A, 1110 (A, B, C), 1125 and 2040.

WHEREAS, the parties desire to modify the terms of the original Lease thereof;

THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1.	The purpose of this modification is to renew the Lease for the Demised Premises. The Lease renewal shall commence on June 1, 2002, and terminate on July 31, 2003.

2.	The Basic Rental for the renewal period shall be Eighty-Two Thousand Eight Hundred Fifty-Eight and 80/100 Dollars ($82,858.80) annually or Six Thousand Nine Hundred Four and 90/100 Dollars ($6,904.90) monthly, Plus Two Hundred and No/100 Dollars ($200.00) monthly for storage. The new monthly rental shall be Seven Thousand One Hundred Four and 90/100 Dollars ($7,104.90).

3.	All other terms and conditions of the Lease dated May 15, 2000, excluding any Riders, are in full force and effect.

IN WITNESS WHEREOF, this Lease Renewal is entered into by the parties hereto on the date and year first set forth above:

LANDLORD: VIRGINIA TECH FOUNDATION, INC.

BY:	/s/ Raymond D. Smoot, Jr.	5/8/02
	Raymond D. Smoot, Jr., Exec. Vice Pres. & Sec.-Treas.	(date)

TENANT: NEW RIVER PHARMACEUTICALS INC.

BY:	/s/ Randal J. Kirk	5/6/02
	Randal J. Kirk, Chairman	(date)

RENEWAL OF LEASE

THIS RENEWAL OF LEASE is made and entered into this 25th day of June, 2003, by and between Virginia Tech Foundation, Inc., hereinafter called the Landlord, and New River Pharmaceuticals Inc., hereinafter called Tenant. The terms Landlord and Tenant are intended to include the successors and assigns of the original parties and their heirs, legal representatives, successors and assigns of the respective entities.

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated May 15,2000 and subsequent Modifications of Lease dated April 25, 2001 and February 4,2002 of the following demised premises, situated in Montgomery County, Virginia, to wit:

Approximately 5,099 rentable square feet, located in Research Building II, 1861 Pratt Drive, Blacksburg, Virginia.

WHEREAS, the parties desire to modify the terms of the original Lease thereof;

THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1.	The purpose of this modification is to renew the Lease for the Demised Premises for one year. The Lease renewal shall commence on August 1, 2003, and terminate on July 31, 2004.

2.	The Basic Rental for the renewal period shall be Eighty-Four Thousand Thirty-Two and 44/100 Dollars ($84,388.44) annually or Seven Thousand Thirty-Two and 37/100 Dollars ($7,032.37) monthly, Plus Two Hundred and No/100 Dollars ($200.00) monthly for storage. The new monthly rental shall be Seven Thousand Two Hundred Thirty-Two and 37/100 Dollars ($7,232.37).

3.	All other terms and conditions of the Lease dated May 15, 2000, excluding any Riders, are in full force and effect.

IN WITNESS WHEREOF, this Lease Renewal is entered into by the parties hereto on the date and year first set forth above:

LANDLORD: VIRGINIA TECH FOUNDATION, INC.

BY:	/s/ Raymond D. Smoot, Jr.	7/18/03
	Raymond D. Smoot, Jr., Exec. Vice Pres. & Sec.-Treas.	(date)

TENANT: NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk	7/11/03
	Randal J. Kirk, Chairman	(date)